Exhibit 3.5

BYLAWS

OF

FRESH VINE WINE, INC.

(A NEVADA CORPORATION)

(As amended, effective January 25, 2024)

ARTICLE I—OFFICES

Section 1.01 Registered Office. The corporation shall maintain in the State of Nevada a registered office and a registered agent whose business office is identical with such registered office.

Section 1.02 Locations of Offices. The corporation may also have offices at such other places both within and without the state of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II—STOCKHOLDERS

Section 2.01 Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as is designated by the board of directors and as is provided for in the notice of the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.02 Special Meetings. Special meetings of the stockholders may be called at any time by the chairman of the board, the chief executive officer, the president, or in their absence or disability, by any vice president, or by the board of directors (by action of a majority of the directors). No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.

Section 2.03 Place of Meetings. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be at the principal office of the corporation. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of electronic communications, videoconferencing, teleconferencing or other available technology in accordance with Section 2.15.

Section 2.04 Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least ten (10) but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote.

Section 2.05 Waiver of Notice. Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether a waiver of notice, consent to the holding of such meeting, or any approval of the minutes thereof is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 2.06 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case, of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

Section 2.07 Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.08 Quorum. A majority of the shares of each class, and series of each class, to the extent applicable (unless more than one class and or series votes as a class, in which case a majority of the shares voting as a class) of stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice (other than the announcement at the meeting) until a date and time that a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.09 Vote Required. When a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation or as otherwise specifically required by these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10 Voting of Stock. Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation’s capital stock by the articles of incorporation. There is no cumulative voting. If and to the extent allowed by the laws of the State of Nevada and of the United States, stockholders may vote electronically.

Section 2.11 Proxies. At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy, provided however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers confirmed by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity, shall be entitled to vote the stock so held and the persons whose shares are pledged shall be entitled to vote, unless, the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such stock and vote thereon. No proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period. If and to the extent allowed by the laws of the State of Nevada and of the United States, stockholders may provide proxies electronically.

Section 2.12 Stockholder Action by Written Consent Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken by a consent in writing by the stockholders holding a majority of the voting power.

Section 2.13 Business at Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of record of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be received at the principal executive offices of the corporation not less than 120 calendar days in advance of the date in the current fiscal year that corresponds to the date in the preceding fiscal year on which the corporation’s notice of meeting and related proxy statement were released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no meeting was held in the immediately preceding year or if the date of the annual meeting in the current year varies by more than 30 calendar days’ from the corresponding date of such meeting in the preceding fiscal year, such notice by the stockholder proposing business to be brought before the meeting of the stockholders must be received not less than 30 days prior to the date of the current year’s annual meeting; provided, that in the event that less than forty (40) days’ notice of the date of the meeting is given to stockholders, to be timely, a stockholders notice of business to be brought before the meeting shall be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A stockholder’s notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder of record proposing such business, (c) the class and number of shares of the corporation’s capital stock that are beneficially owned by such stockholder, and (d) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or the person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.

Section 2.14 Notification of Nominations. Nominations for the election of directors may be made by the board of directors or by any stockholder who both is entitled to vote for the election of directors and who complies with the notice procedures set forth in this section and any applicable provisions in the corporation’s articles of incorporation. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intention to make such nomination is delivered or mailed to and received by the Secretary of the corporation, at the principal executive offices of the corporation not later than one hundred twenty (120) calendar days in advance of the date in the current fiscal year that corresponds to the date in the preceding fiscal year on which the corporation’s notice of meeting and related proxy statement were released to stockholders in connection with the previous year’s annual meeting of stockholders, except that (i) with respect to an election to be held at an annual meeting of stockholders, if no annual meeting was held in the immediately preceding year or if the date of the annual meeting in the current fiscal year has been changed by more than thirty (30) calendar days from the corresponding date of such meeting in the preceding fiscal year, such notice by the stockholder must be received not less than thirty (30) days prior to the date of the current year’s annual meeting; provided further, that in the event that less than forty (40) days’ notice of the date of the meeting is given or made to stockholders, to be timely, a stockholders notice shall be so received not later than the close of business on the 10th day, following the day on which such notice of the date of the annual meeting was mailed, and (ii) with respect to an election to be hold at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall be signed and verified by the issuing stockholder under penalties of perjury, and shall set forth:

(a)	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b)	a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice;

(c)	a description of all arrangements or understandings between such stockholder and each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; and

(d)	such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, had each nominee been nominated, or proposed to be nominated by the board of directors.

Each such notice must be accompanied by an original signed written consent of each nominee, if elected, to serve as a director of the corporation.

The chairman and/or secretary of a meeting of the stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2.15 Remote Communications. Stockholders may participate in a meeting of stockholders by means of any electronic communications, videoconferencing, teleconferencing or other available technology permitted under the Nevada Revised Statutes (the “NRS”). If any such means are utilized, the corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder, and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, participation in a meeting pursuant to this Section 2.15 constitutes presence in person at the meeting. A meeting of stockholders may be held solely by remote communication pursuant to this Section 2.15.

ARTICLE III—DIRECTORS

Section 3.01 Number, Term, and Qualifications. The board of directors shall consist of one or more members, each of whom shall be a natural person. The number of directors which shall constitute the whole board shall be fixed from time to time by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. At each annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the succeeding annual meeting of the stockholders or special meeting in lieu thereof until their successors are duly elected and qualified. Directors need neither be residents of the state of incorporation nor stockholders of the corporation.

Section 3.02 Vacancies and Newly Created Directorships. Vacancies resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term or his or her prior death, retirement, removal or resignation. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.03 General Powers. The business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.04 Regular Meetings. A regular meeting of board of directors shall be held without notice immediately following and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution, the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

Section 3.05 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer, the president, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

Section 3.06 Telephonic and Electronic Communications. Members of the board of directors or of any committee designated by the board of directors may participate in a meeting of the board of directors or such committee through electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS. If any such means are utilized, the corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be; and (b) provide the directors or members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, such directors or members of the committee, as the case may be, participating pursuant to this Section 3.06 shall be deemed present in person at the meeting.

Section 3.07 Notice. Notice of any special meeting shall be delivered personally or by telephone or by facsimile or by email to each director or sent by first-class mail, charges prepaid, addressed to each director at that director’s address, phone number, facsimile number, or email (as the case may be) as shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by facsimile or by email, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08 Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation or as otherwise specifically required by these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question, and individual directors shall have no power as such.

Section 3.10 Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.11. Interested Directors. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the fact as to his relationship or interest and as to the contract or transaction is known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the fact as to his or her relationship or interest and as to the contract or transaction is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 3.12 Committees of Directors. The board of directors may designate and appoint one or more committees as the board of directors considers appropriate, which shall consist of one or more directors of the corporation. Persons who are not directors of the corporation are not eligible to serve on committees of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee, to the extent provided in the resolution of the board of directors creating same, shall have and may exercise such of the powers and authority of the board of directors in the management of the business and affairs of the corporation as the board of directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire board of directors. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. Unless otherwise provided for in a resolution of the board of directors designating a committee, a majority of the authorized number of members of such committee shall constitute a quorum for the transaction of business of such committee, and the vote of a majority of the members of such committee present at a meeting of such committee at which a quorum is present shall be the act of such committee except where otherwise required by these bylaws or the charter of such committee. Unless otherwise appointed by the board of directors, each committee may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the board of directors as appropriate.

Section 3.13 Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.14 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.15 Resignation and Removal. A director may resign at any time by delivering a written resignation to the chief executive officer, the president, a vice president, the secretary or assistant secretary, if any. The resignation shall become effective upon delivery unless otherwise stated therein. Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS, any director, or the entire board of directors, may be removed from office by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting of the stockholders duly noticed and called in accordance with these bylaws.

ARTICLE IV—OFFICERS

Section 4.1 Elected Officers. The board of directors shall elect and appoint a president, a secretary and a treasurer. The board of directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the board of directors, and shall have such powers and duties and be paid such compensation as may be directed by the board of directors. Any individual may hold two or more offices.

Section 4.2 Removal; Resignation. Any officer elected or appointed by the board of directors may be removed by the board of directors with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

Section 4.3 Vacancies. A newly created officer position and a vacancy in any elected officer position because of death, resignation, or removal may be filled by the board of directors.

Section 4.4 Chief Executive Officer. The board of directors may appoint a chief executive officer who, subject to the supervision and control of the board of directors, shall have the ultimate responsibility for the management and control of the business and affairs of the corporation, and shall perform such other duties and have such other powers which are delegated to him or her by the board of directors, these bylaws or as may be provided by law.

Section 4.5 President. The president, subject to the supervision and control of the board of directors, shall supervise and control the business and affairs of the corporation. The president shall keep the board of directors fully informed as the board of directors may request and shall consult the board of directors concerning the business of the corporation. The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the board of directors, the chief executive officer, if any, these bylaws or as may be provided by law.

Section 4.6 Chief Financial Officer. The board of directors may appoint a chief financial officer. The chief financial officer shall in general have overall supervision of the financial operations of the corporation. The chief financial officer shall perform such other duties and have such other powers which are delegated and assigned to him or her by the board of directors, the chief executive officer, if any, the president, these bylaws or as may be provided by law.

Section 4.7 Vice Presidents. The board of directors may appoint one or more vice presidents. In the absence or disability of the president, or at the president’s request, the vice president or vice presidents, in order of their rank as fixed by the board of directors, and if not ranked, the vice presidents in the order designated by the board of directors, or in the absence of such designation, in the order designated by the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the board of directors, the chief executive officer, if any, the president, these bylaws or as may be provided by law.

Section 4.8 Secretary. The secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the board of directors, the committees of the board of directors and the stockholders. The secretary shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by applicable law. The secretary shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed. The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the board of directors, the chief executive officer, if any, the president, these bylaws or as may be provided by law.

Section 4.9 Assistant Secretaries. An assistant secretary, if appointed by the board of directors, shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He or she shall perform such other duties as are assigned to him or her by the board of directors, the chief executive officer, if any, the president, the secretary, these bylaws or as may be provided by law.

Section 4.10 Treasurer. The treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the board of directors, the chief executive officer, if any, the president, these bylaws or as may be provided by law.

Section 4.11 Assistant Treasurers. An assistant treasurer, if appointed by the board of directors, shall, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer. He or she shall perform such other duties which are assigned to him or her by the board of directors, the chief executive officer (if any), the president, the treasurer, these bylaws or as may be provided by law.

Section 4.12 Execution of Negotiable Instruments, Deeds and Contracts. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the corporation shall be signed in the name of the corporation by such officers or other persons as the board of directors may from time to time designate. Such authority may be general or confined to specific instances as the board of directors may determine. The board of directors may authorize the use of the facsimile or other electronic signatures of any such persons.

Section 4.15 Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of these bylaws. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

Section 4.16 Surety Bonds. In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his hands.

ARTICLE V—CAPITAL STOCK

Section 5.01 Stock Certificates. The shares of the corporation shall be evidenced by certificates in such form as the board of directors of the corporation may from time to time prescribe; provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Each certificate shall be signed by the chairman or president or vice-president and treasurer or assistant treasurer or the secretary or assistant secretary or such other officers designated by the board of directors from time to time as permitted by law, and shall bear the seal of the corporation. The corporate seal and any or all of the signatures or corporation officers may be in facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee. If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 5.02 Transfer of Stock. Transfers of stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such stock. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 5.03 Regulations. Subject to any provisions contained in the articles of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 5.04 Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place the board of directors shall determine, containing the names alphabetically arranged of original holders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours by subject to inspection by persons entitled by law to inspect the same.

Section 5.05 Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation, and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

Section 5.06 Closing of Transfer Books and Fixing of Record Date.

(a)	The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights or capital stock, or a date in connection with obtaining the approval of stockholders for any purpose.

(b)	In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(c)	If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice or to vote at a meeting of stockholders, such books shall be closed for or such record date shaft be at least ten (10) days immediately preceding such meeting.

Section 5.07 Lost or Damaged Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the board of directors may direct, and with such surety or sureties as may be satisfactory to the board of directors, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is appropriate to do so.

ARTICLE VI—INDEMNIFICATION

To the fullest extent permitted by the NRS, the corporation shall indemnify and make advancement of expenses to the extent and as required (and in the discretion of the board of directors, as allowed) in the articles of incorporation.

ARTICLE VII—FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors.

ARTICLE VIII—DISTRIBUTIONS

Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board and may be paid in cash, property, shares of corporate stock, or any other medium.

ARTICLE IX—AMENDMENTS

Except as otherwise expressly provided in these bylaws, these bylaws may be amended, revised, or repealed or new bylaws may be made adopted, only by a vote of (a) a majority of the board of directors, or (b) stockholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting of the stockholders duly noticed and called in accordance with the bylaws.

 ARTICLE X
FORUM SELECTION

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or, if that court does not have jurisdiction, the federal district court for the District of Nevada or other state courts of the State of Nevada) shall, to the fullest extent permitted by law, be the exclusive forums for (a) any derivative action or proceeding brought in the name or right of the Corporation or on the Corporation’s behalf, (b) any action asserting or based upon a claim of breach of any duty owed by any director, officer, employee or agent of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action or assertion of a claim arising pursuant to any provision of Chapter 78 or Chapter 92A of the NRS or the Articles of Incorporation or these Bylaws (as each may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Notwithstanding the foregoing, the provisions of this Article X will not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and consented to, the provisions of this Article X.

ARTICLE XI

INAPPLICABILITY OF NRS 78.378 THROUGH 78.3793

Section 11.01. Acquisition of Controlling Interest. The provisions of NRS 78.378 through 78.3793, inclusive, shall not apply to any “acquisition” of a “controlling interest” (as each term is defined therein) in the corporation resulting from the Agreement and Plan of Merger Agreement, dated as of January 25, 2024, by and among the corporation, FVW Merger Sub, Inc., a Colorado corporation, and Notes Live, Inc., a Colorado corporation, or any amendments thereto (the “Merger Agreement”), including without limitation the acquisition of shares of the corporation’s capital stock issued in the “Merger,” or the acquisition of shares of the corporation’s capital stock pursuant to the documents, instruments and arrangements contemplated by the Merger Agreement or upon the consummation of any transactions contemplated thereby, including without limitation (i) any deemed acquisition of shares of the corporation’s capital stock by parties to the Fresh Vine Shareholder Support Agreements (as defined in the Merger Agreement) and related documents by reason of entering into such Fresh Vine Shareholder Support Agreements and related documents, and (ii) the acquisition of shares of the corporation’s common stock upon conversion or exchange of the corporation’s Series A Convertible Preferred Stock (which conversion or exchange is a condition to the closing of the transactions contemplated by the Merger Agreement).